                                   EXHIBIT 4.1

                       U.S. VISION, INC. STOCK OPTION PLAN

                                U.S. VISION, INC.
                                STOCK OPTION PLAN


         1. PURPOSE. This Stock Option Plan (the "Plan") of U.S. Vision, Inc.(the "Company"), is intended to advance the best interests of the Company by providing employees with additional incentive to remain employed and aligning their interests with the interests of the Company's stockholders by increasing their proprietary interest in the Company.

         2. ADMINISTRATION. The Plan will be administered by the Company's board of directors (the "Board"). All questions of interpretation and application of the Plan, or of options granted under the Plan (the "Options"), will be subject to the determination, which will be final and binding, of the Board. A member of the Board who is also a participant in the Plan will not vote or act upon any matter relating solely to himself or herself. Only incentive stock options ("Incentive Options"), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") may be granted under the Plan. The Plan will be interpreted and administered so that Incentive Options qualify as incentive stock options pursuant to Section 422 of the Code.

         3. OPTION SHARES. The stock for which Options may be granted will be shares of the Company's common stock, par value $0.01 per share ("Common Stock"). The total amount of Common Stock for which Options may be granted under this Plan may not exceed in the aggregate 1,300,000 shares. However, the aggregate number of shares will be subject to adjustment in accordance with the provisions of Paragraph 14 of this Plan. Such shares may be treasury shares or authorized but unissued shares.

         The number of Incentive Options that each individual may be granted under the Plan is limited as follows. For each optionee, a record shall be kept of the number of Incentive Options that first become exercisable in a given calendar year (taking into account vesting provisions, if any, and aggregating Incentive Options under all stock option plans of the Company and any parent or subsidiary of the Company). For each calendar year, this number of Options which become exercisable shall be multiplied by the fair market value per share of the Common Stock purchasable under the Options, determined as of the date on which the Option was granted. If the resulting number is $100,000 or less, all Options granted as Incentive Options for that individual becoming exercisable in that year will be taxed as Incentive Options. Any Options granted as Incentive Options that exceed this $100,000 limit will be treated as options that do not qualify under the Code as Incentive Options.

         If any outstanding Option expires or terminates by reason of the optionee's death or severance of employment, the surrender of any such Option, or for any other reason, then the shares of Common Stock allocable to the unexercised portion of such Option may again be subject to an Option under the Plan.

         4. ELIGIBILITY. The individuals who are eligible to participate in the Plan are such employees of the Company, or of any corporation in which the Company owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock ("Affiliates"), as the Board may determine from time to time. Options may be granted to employees who have previously received Options.

         5. OPTION PRICE. The price at which shares may be purchased pursuant to Options may not be less than the fair market value of the shares of Common Stock on the date the Option is granted, and the Board in its discretion may provide that the price at which shares may be so purchased will be more than such fair market value. If an Incentive Option is granted to an employee who, at the time the Incentive

Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, then the price at which shares may be purchased under such Incentive Option may not be less than 110% of the fair market value of the shares of Common Stock on the date on which the Incentive Option is granted.

         6. DURATION OF OPTIONS. No Option will be exercisable after the expiration of ten years after the date on which the Option is granted. If an Incentive Option is granted to an employee who, at the time that the Incentive Option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, then the Incentive Option will not be exercisable after the expiration of five (5) years after the date on which the Incentive Option is granted.

         7. AMOUNT EXERCISABLE. Each Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, as set forth in the Option, and subject to such other conditions set forth in the Option as the Board, in its discretion, may establish.

         8. EXERCISE OF OPTIONS. An optionee may exercise an Option by delivering written notice to the Company setting forth the number of shares with respect to which the Option is being exercised, together with cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of such shares, and specifying the address to which the certificates for such shares are to be mailed. In lieu of payment in cash or cash equivalents to purchase shares under an Option, the optionee may make payment by tendering to the Company shares of Common Stock, or by tendering shares of Common Stock plus cash or cash equivalents, in amounts such that the fair market value of the Common Stock tendered, plus the amount of cash or cash equivalents paid, if any, equals the option price for the shares that the optionee is purchasing under the Option. As promptly as practicable after receipt of such written notification and payment, the Company will deliver to the optionee certificates for the number of shares with respect to which the Option has been exercised, issued in the optionee's name. However, delivery will be deemed effected for all purposes when the Company or its stock transfer agent deposits the certificates in the United States mail, postage prepaid, addressed to the optionee at the address specified pursuant to this Paragraph 8.

         9. TRANSFERABILITY OF OPTIONS. Options may not be transferred by the optionee otherwise than by will or under the laws of descent and distribution, and are exercisable during the optionee's lifetime only by the optionee.

         10. TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE. Options will terminate three months after severance of the employment relationship between the Company and the optionee for any reason (including death, permanent disability, or retirement by reason of age). Whether authorized leave of absence or absence on military or government service will constitute severance of the employment relationship between the Company and the optionee will be determined by the Board at the time. If an optionee dies before the date on which an Option expires, the optionee's executors, administrators, or any person or persons to whom the optionee's Option may be transferred by will or by the laws of descent and distribution, will have the right, at any time prior to such termination, to exercise the Option, in whole or in part. For the purpose of determining the employment relationship between the Company and the optionee, employment by any Affiliate of the Company will be considered employment by the Company. The Board reserves the right to extend the three-month period described in the Paragraph 10 with respect to any particular Options from time to time, even if extending such period causes such Options to no longer qualify as Incentive Options.

         11. REQUIREMENTS OF LAW. The Company is not required to sell or issue any shares under any Option if issuing such shares will constitute a violation by the optionee or the Company of any law or regulation of any governmental authority. In addition, upon the exercise of an Option by its holder, the Company is not required to issue shares unless the Board has received evidence satisfactory to it to the effect that the holder of such Option will not transfer such shares except pursuant to a registration statement in effect under the Securities Act of 1933 (as now in effect or hereafter amended) or unless the Company has received an opinion of its counsel to the effect that registration is not required. Any determination of the Board in this connection will be final, binding, and conclusive. If the shares issuable on exercise of an Option are not registered under the Securities Act of 1933, then the Company may imprint on the share certificate any legend that its counsel considers necessary or advisable to comply with the Securities Act of 1933.

         The Company may, but will in no event be obligated to, register any securities covered by this Plan pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended). If any shares are so registered, then the Company may remove any legend from certificates representing such shares. The Company will not be obligated to take any other affirmative action to cause the exercise of an Option or the issuance of shares pursuant to an Option to comply with any law or regulation of any governmental authority.

         12. NO RIGHTS AS STOCKHOLDER. No optionee will have rights as a stockholder with respect to shares covered by an Option until the date on which a stock certificate is issued for such shares. No adjustment for dividends or otherwise (except as set forth in Paragraph 14) will be made if the record date therefor is prior to the date on which such certificate is issued.

         13. EMPLOYMENT OBLIGATION. The granting of any Option will not impose upon the Company any obligation to employ or continue to employ any optionee. The Company's right to terminate the employment of any employee will not be diminished or affected by reason of the fact that an Option has been granted to the optionee.

         14. CHANGES IN THE COMPANY'S CAPITAL STRUCTURE. The existence of outstanding Options will not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights of the Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         If the Company effects a subdivision or consolidation of shares or other capital readjustment, pays a stock dividend, or otherwise increases or reduces the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services, or property, then (a) if the number of such shares outstanding is increased, then the number of shares of Common Stock then subject to Options under this Plan will be proportionately increased, and the Option price per share will be proportionately reduced; (b) if the number of such shares outstanding is reduced, then the number of shares of Common Stock then subject to Options under this Plan will be proportionately reduced, and the option price per share will be proportionately increased; and (c) the number of shares then available for Options under this Plan will be proportionately increased or decreased.

         If the Company merges or consolidates with, or is merged into, another entity regardless of whether the Company is the surviving entity in such merger, or if the Company liquidates or dissolves, then each holder of outstanding Options shall be entitled to receive upon a subsequent exercise of such Option at no additional costs (subject to any required action by stockholders) in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities or cash or other property to which the optionee would have been entitled pursuant to the terms of the agreement of merger or consolidation, or pursuant to such liquidation or dissolution, if the optionee had been the holder of record of a number of shares of Common Stock of the Company equal to the number of shares as to which such option shall be so exercised. If the Company (i) decides to merge or consolidate with another entity and (ii) determines that it will materially facilitate such merger or consolidation for the Options granted hereunder to no longer be outstanding, then the Company, at its option, may send to each holder of an issued, unexercised Option a notice stating that the Company intends to merge or consolidate and requiring such optionee to exercise their options within 60 days of the date of the Company's notice. The Company shall furnish each such optionee during such 60-day period with such information concerning the proposed merger or consolidation as the optionee shall reasonably request. If the optionee fails to exercise the optionee's options within such 60 day period, then such option shall be void and of no further effect.

         Except as hereinbefore expressly provided, the Company's issuance of shares of stock of any class, or securities convertible into shares of stock of any class, for cash, property, labor, or services, either upon direct sale, upon a merger not resulting in any consideration being received by Company shareholders, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, will not affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

         15. SUBSTITUTE OPTIONS. Options may be granted under this Plan from time to time in substitution for incentive stock options or nonstatutory options held by employees of other corporations who are about to become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company, or the Company's acquisition of substantially all of the assets of the employing corporation, or the Company's acquisition of at least 50% of the issued and outstanding stock of the employing corporation as the result of which it becomes a subsidiary of the Company. The terms and conditions of the substitute options granted may vary from the terms and conditions set forth in this Plan to such extent as the Company's board of directors at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the incentive stock options or nonstatutory options in substitution for which they are granted, but no such variation may adversely affect the status of any substitute Incentive Option as an "incentive stock option" under the Code.

         16. AMENDMENT OR TERMINATION OF PLAN; AMENDMENT OF OPTIONS. The board of directors may modify, revise, or terminate this Plan at any time and from time to time. However, without the further approval of the Company's stockholders, the board may not (a) change the aggregate number of shares that may be issued under Options pursuant to the provisions of the Plan; (b) reduce the price at which Options may be exercised to an amount less than the fair market value per share at the time the Options are granted; or (c) change the class or classes of employees eligible to receive Options. However, the board of directors may make such changes in the Plan and in the rules of the Board under the Plan or in any outstanding Incentive Option as in the opinion of the Company's counsel may be necessary or appropriate from time to time to enable the Incentive Options granted pursuant to the Plan to continue to qualify as incentive stock options under Section 422 of the Code, and the regulations that may be issued thereunder as in existence from time to time. In addition, the Board has the power to accelerate the vesting, if any, of any exercise rights under an Option issued under the Plan and outstanding at any time or to extend the time for exercise of any Option issued under the Plan subject to the limitations set forth in Paragraph 6 hereof and any requirements imposed with respect to incentive stock options.

         17. WRITTEN AGREEMENT. Each Option granted under this Plan shall be issued pursuant to the form of Option Agreement attached hereto as Exhibit A, subject to such changes and additions as the Board may determine. Such agreement will be signed by the optionee and by the President or any Vice President of the Company for, in the name of, and on behalf of the Company.

         18. EFFECTIVE DATE OF PLAN. The Plan will be effective upon receipt of stockholder approval. No Option will be granted pursuant to the Plan after the tenth anniversary of the date of such stockholder approval.

                                   EXHIBIT "A"


                             STOCK OPTION AGREEMENT


         THIS AGREEMENT, made this _____ day of _____________, 199__, by and between U.S. VISION, INC., a Delaware corporation (hereinafter called the "Company"), and ____________________ (hereinafter called the "Optionee").


                              W I T N E S S E T H:

         WHEREAS, the Optionee is now employed by the Company in a key management capacity and the Company desires to have Optionee remain in its employment, and desires to encourage stock ownership by Optionee and to increase the Optionee's proprietary interest in the Company's success; and as an inducement thereto has determined to grant to the Optionee the option herein provided, to the end that the Optionee may thereby be assisted in obtaining an interest, or an increased interest, as the case may be, in the stock ownership of the Company; and

         NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the Company and the Optionee hereby agree with each other as follows:

         1. NO EMPLOYMENT OBLIGATION. The granting of this Option shall not impose upon the Company any obligation to employ or continue to employ the Optionee; and the right of the Company to terminate the employment of the Optionee shall not be diminished or affected by reason of the fact that an option has been granted to him.

         2. GRANT OF OPTION. Subject to the terms and conditions set forth herein, the Company hereby grants to the Optionee the right to purchase at a price of _______________________________ ($___________) per share, up to, but not exceeding in the aggregate, ____________________ (______) shares of the common stock, $0.01 par value, of the Company (the "Common Stock"). Such right may be exercised from time to time prior to ____________________, at which time such right shall terminate.

         3. EXERCISE OF OPTION. The right and option granted hereunder shall be exercised by delivering to the Company a written notification specifying the number of shares which the Optionee desires to purchase, together with cash, certified check, bank draft or postal or express money order to the order of the Company for an amount equal to the option price of such shares, and specifying the address to which the certificates for such shares are to be mailed. In lieu of payment in cash or cash equivalents, Optionee may make payment by tendering to the Company shares of Common Stock, or by tendering shares of Common Stock plus cash or cash equivalents, in amounts such that the fair market value of the Common Stock tendered, plus the amount of cash or cash equivalents paid, if any, equals the option price for the shares to be purchased. The Company may then require that there be presented to and filed with it such evidence as it may deem necessary to establish that the shares to be purchased are being acquired for investment and not with a view to their sale or other disposition. For the purposes of this paragraph, "fair market value" means closing price if the stock is traded on a national securities exchange and the bid price if traded on NASDAQ.

         4. ISSUANCE OF SHARES. As promptly as practical after receipt of such written notification and payment and receipt of such evidence of intent to acquire for investment as may be required by the Company, the Company will deliver to the Optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the Optionee's name; provided that such delivery shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, postage prepaid, addressed to the Optionee, at the address specified pursuant to Paragraph 3 hereof.

         5. EARLY TERMINATION. If the employment relationship between the Optionee and the Company is severed for any reason (including death, permanent disability, or retirement by reason of age), the option herein granted shall terminate 90 days after such severance of employment (but in no event later than the tenth anniversary of the effective date hereof ). For purposes of this paragraph 5, "Company" shall mean U.S. Vision, Inc. or any corporation in which U.S. Vision, Inc. owns, directly or indirectly, stock possessing fifty percent or more of the total combined voting power of all classes of stock. Whether authorized leave of absence or absence on military or government service shall constitute severance of the employment relationship between the Company and the Optionee shall be determined by the Board of Directors of the Company. After the death of the Optionee, his executors, administrators, or any person or persons to whom this option may be transferred by will or by the laws of descent and distribution, shall have the right to exercise, to the extent provided below, the option granted hereunder, in whole or in part.

         6. EXECUTORS, ETC.. Whenever the word "Optionee" is used in any provision of this Agreement under circumstances where the provisions should logically be construed to apply to the executors, administrators or the person or persons to whom the option may be transferred by will or by the laws of descent and distribution, the word "Optionee" shall be deemed to include such person or persons.

         7. NON-ASSIGNABILITY. This option is not transferable by the Optionee otherwise than by will or under the laws of descent and distribution, and is exercisable, during his lifetime, only by him. No assignment or transfer of this option, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or by the laws of descent and distribution) shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon any such assignment or transfer this option shall terminate and become of no further effect.

         8. NO RIGHTS AS STOCKHOLDER. The Optionee shall not be deemed for any purpose to be a stockholder of the Company in respect of any shares as to which this option shall not have been exercised, as herein provided, and until such shares shall have been issued to the Optionee by the Company hereunder.

         9. CHANGES IN COMPANY'S CAPITAL STRUCTURE. The existence of this option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

         The shares with respect to which this option is granted are shares of the Common Stock of the Company as presently constituted, but if, and whenever, prior to the delivery by the Company of all the shares of the Common Stock with respect to which this option is granted, the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, without receiving compensation therefor in money, services or property, then (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately increased, and the option price per share shall be proportionately reduced; and (b) in the event of a reduction in the number of such shares outstanding, the number of shares of Common Stock then remaining subject to option hereunder shall be proportionately reduced, and the option price per share shall be proportionately increased.

         While the Optionee holds unexercised options, if the Company is merged or consolidated with another corporation under circumstances in which the shareholders of the Company receive consideration for their shares in Company, if the Company sells or otherwise disposes of substantially all of its assets to another corporation, or if the Company liquidates or dissolves, then (i) subject to the provisions of clause (ii) below, after the effective date of such merger, liquidation, dissolution, consolidation, or sale, as the case may be, the Optionee will be entitled, upon exercise of his Option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities (or cash or other property) as the holders of shares of Common Stock received pursuant to the terms of the merger, liquidation, dissolution, consolidation, or sale; and
(ii) the board of directors may cancel all outstanding options hereunder as of the effective date of any such merger (other than a merger that constitutes a reorganization under section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended, or any successor provision thereto), liquidation, dissolution, consolidation, or sale provided that (x) notice of such cancellation is given to the Optionee and (y) has the right to exercise options granted hereby in full during a 30-day period preceding the effective date of such merger, liquidation, dissolution, consolidation, or sale.

         Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property or for labor or services, either upon direct sale, upon a merger not resulting in any consideration being received by Company shareholders, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this option.

         10. REQUIREMENTS OF LAW. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that he will not exercise the option granted hereby, and that the Company will not be obligated to issue any shares to the Optionee hereunder, if the exercise hereof or the issuance of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulations of any governmental authority. If, at any time specified herein for the issuance of shares to the Optionee, any law or regulation shall require either the Company or the Optionee to take any action in connection with the shares then to be issued, the issuance of such shares shall be deferred until such action shall have been taken. Any determination in this connection by the board of directors shall be final, binding and conclusive. The Company shall in no event be obligated to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

         11. NOTICES. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be addressed to the President of the Company and mailed or delivered to the Company at its office at Lower Landing and Landing Road, Chews Landing, New Jersey 08029, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to him at Optionee's address listed under Optionee's signature below.

         12. SECURITIES RESTRICTION. THESE OPTIONS AND THE COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THEY MAY NOT BE SOLD, OR OFFERED FOR SALE, OR PLEDGED, OR OTHERWISE TRANSFERRED, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SUCH ACT AND ANY APPLICABLE STATE LAW, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                    U.S. VISION, INC.


                                    By:_________________________________________
                                    Name of officer:____________________________
                                    Title of officer:___________________________



                                    ____________________________________________
                                    [optionee]

                                    ____________________________________________
                                    Street address

                                    ____________________________________________
                                    City           State             Zip Code